UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Tidal Trust II

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

234 West Florida Street,
Suite 203,
Milwaukee, Wisconsin 53204

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
YieldMax® AI Performance & Income Target 25™ ETF	Cboe BZX Exchange, Inc.
YieldMax® AMD Performance & Income Target 25™ ETF	Cboe BZX Exchange, Inc.
YieldMax® AMZN Performance & Income Target 25™ ETF	Cboe BZX Exchange, Inc.
YieldMax® COIN Performance & Income Target 25™ ETF	Cboe BZX Exchange, Inc.
YieldMax® MARA Performance & Income Target 25™ ETF	Cboe BZX Exchange, Inc.
YieldMax® MSTR Performance & Income Target 25™ ETF	Cboe BZX Exchange, Inc.
YieldMax® NVDA Performance & Income Target 25™ ETF	Cboe BZX Exchange, Inc.
YieldMax® PLTR Performance & Income Target 25™ ETF	Cboe BZX Exchange, Inc.
YieldMax® SMCI Performance & Income Target 25™ ETF	Cboe BZX Exchange, Inc.
YieldMax® TSLA Performance & Income Target 25™ ETF	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act Registration file number to which this form relates: 333-264478

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 436 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-264478 and 811-23793), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001999371-25-014632) on October 3, 2025, which is incorporated herein by reference.

The Trust currently consists of 284 registered series. The series to which this filing relates and their IRS Employer Identification Numbers are as follows:

Title of each Class of Securities to be Registered	IRS Employer ID Number
YieldMax® AI Performance & Income Target 25™ ETF	33-3976272
YieldMax® AMD Performance & Income Target 25™ ETF	33-3952833
YieldMax® AMZN Performance & Income Target 25™ ETF	33-3999657
YieldMax® COIN Performance & Income Target 25™ ETF	33-4038859
YieldMax® MARA Performance & Income Target 25™ ETF	33-3952772
YieldMax® MSTR Performance & Income Target 25™ ETF	33-3976326
YieldMax® NVDA Performance & Income Target 25™ ETF	33-3999719
YieldMax® PLTR Performance & Income Target 25™ ETF	33-3999610
YieldMax® SMCI Performance & Income Target 25™ ETF	33-3976175
YieldMax® TSLA Performance & Income Target 25™ ETF	33-3952698

Item 2. Exhibits

A.	Certificate of Trust dated January 13, 2022, as filed with the state of Delaware on January 13, 2022, for Tidal Trust II (formerly Tidal ETF Trust II) (the “Trust” or the “Registrant”) is incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC on April 26, 2022.

B.	Certificate of Amendment to Certificate of Trust dated November 11, 2022, as filed with the state of Delaware on November 14, 2022, for the Registrant is incorporated herein by reference to Exhibit (a)(ii) to the Registrant’s Registration Statement, Post-Effective Amendment 28, on Form N-1A, as filed with the SEC on November 14, 2022.

C.	Registrant’s Third Amended and Restated Declaration of Trust, adopted as of November 9, 2023, is incorporated herein by reference to Exhibit (a)(iii) to the Registrant’s Registration Statement on Form N-1A, Post-Effective Amendment 135, as filed with the SEC on November 20, 2023.

D.	Registrant’s Amended and Restated By-Laws, effective as of November 10, 2022, are incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A, Post-Effective Amendment 28, as filed with the SEC on November 14, 2022.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Tidal Trust II

November 12, 2025

By:	/s/ Eric W. Falkeis
Name:	Eric W. Falkeis
Title:	Principal Executive Officer